EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. 1350)

In connection with the Annual Report of Wells Real Estate Fund XI, L.P. (the “Registrant”) on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission (the “Report”), the undersigned, Leo F. Wells, III, Chief Executive Officer of the corporate general partner of one of the General Partners of the Registrant, and Douglas P. Williams, Chief Financial Officer of the corporate general partner of one of the General Partners of the Registrant, hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that, to the best of our knowledge and belief:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/S/ LEO F. WELLS, III
Leo F. Wells, III
Chief Executive Officer
March 28, 2006

/S/ DOUGLAS P. WILLIAMS
Douglas P. Williams
Chief Financial Officer
March 28, 2006